EXHIBIT B

NATIONAL FUEL EXPLORATION CORP.
BALANCE SHEET
AT SEPTEMBER 30, 2002

(Unaudited)

Assets
Property Plant & Equipment
   Gas Utilities                                                        -
   Non-Utilities                                             $498,016,782
Total Accumulated D, D & A                                  ($239,820,471)
                                                   -----------------------
Net Property, Plant & Equipment                              $258,196,312
                                                   -----------------------

Current Assets:
Cash                                                              $12,875
Temporary Cash Investments                                        $52,926
Notes Receivables - Intercompany                                        -
Accts Receivable - Intercompany                                         -
Notes Receivable                                                        -
Accts Receivable - Customer                                             -
Reserve for Doubtful Acct                                         ($3,547)
Other Accounts Receivable                                     $12,490,886
Unbilled Utility Revenue                                                -
Gas Stored Underground                                                  -
Impairment of O&G                                                       -
Materials/Supplies - Average Cost                              $2,014,017
Dividends Receivable - Intercompany                                     -
Unrecovered Purch Gas Cost                                              -
Prepayments                                                      $601,729
                                                   -----------------------
Current Assets                                                $15,168,886
                                                   -----------------------

Other Assets:
Stock of Subsidiaries - Intercompany                                    -
Notes of Subsidiaries - Intercompany                                    -
Investments in Associated Companies                                     -
Recoverable Future Taxes                                                -
Unamortized Debt Expense                                                -
Other Regulatory Assets                                                 -
Liab. for Deriv. Fin. Instr. - Asset                                    -
Deferred Charges                                                 $166,084
Long Term Notes Receivable                                              -
Other Assets                                                            -
                                                   -----------------------
Other Assets                                                     $166,084
                                                   -----------------------

Total Assets                                                 $273,531,281
                                                   -----------------------

Capitalization & Liabilities

Capitalization:
Common Stock $1 Par Value                                               -
Capital Stock of Subsidiaries                                           -
Paid in Capital                                              $111,075,663
Earnings Reinvested in Business                              ($89,350,538)
Cumulative Translation Adjustment                            ($20,040,844)
Unrealized Gain/Loss                                         ($10,155,624)
                                                  ------------------------
Total Common Stock Equity                                     ($8,471,343)
                                                  ------------------------

Long-Term Debt Net of Current Portion                                   -
Notes Payable - Intercompany - Long Term                     $212,151,994
                                                  ------------------------
Total Capitalization                                         $203,680,651
                                                  ------------------------
Minority Interest in Foreign Subs                                       -

Liabilities:
Notes Payable - Intercompany                                            -
Notes Payable - Bank & Commercial Paper                        $9,108,485
Current Portion - Long Term Debt                                        -
ACCT_PAY Accounts Payable - Other                             $12,542,275
Amounts Payable to Customers                                            -
Estimated Revenue Refunds                                               -
Customer Deposits                                                       -
Federal Income Tax                                               $586,043
Other Taxes                                                             -
Dividends Payable                                                       -
Other Accruals                                                          -
Accr Pension Contribution                                               -
Reserves for Gas Replacement                                            -
Accounts Payable - Intercompany                               $37,948,755
Dividends Payable -  Intercompany                                       -
                                                  ------------------------
Total Current Liabilities                                     $60,185,558
                                                  ------------------------

Deferred Credits:
Accumulated Deferred Income Tax                               ($7,249,359)
Taxes Refundable to Customer                                            -
Unamortized Investment Tax Credit                                       -
Liab. for Deriv. Financial Instruments                        $16,882,939
Other Deferred Credit                                             $31,492
                                                  ------------------------
Total Deferred Credits                                         $9,665,073
                                                  ------------------------
Total Capitalization & Liabilities                           $273,531,281
                                                  ========================

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s
Form 10-K for the fiscal year ended September 30, 2002.